Exhibit 99.1
Grid Dynamics Reports Second Quarter 2024 Financial Results
Record revenue of $83.0 million and GAAP Net Loss of $0.8 million
San Ramon, Calif. August 1, 2024 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics” or “Company”), a leader in enterprise-level digital transformation, today announced results for the second quarter ended June 30, 2024.
We are very pleased to report the second quarter 2024 revenues of $83.0 million that was higher than our outlook range of $80.0 million to $82.0 million that we provided in May 2024. Our Retail and Technology, Media and Telecom (“TMT”) verticals were the two largest verticals during the second quarter of 2024 with 32.2% and 28.0% of our revenues, respectively. Our Finance vertical, representing 15.1% of our second quarter revenues, grew 22.7% on a sequential basis and 86.2% on a year-over-year basis. Strength in the Financial vertical came from our finance technology and insurance customers. Our CPG and Manufacturing vertical representing 11.9% of our second quarter revenue increased 3.0% on a sequential basis.
“I am happy to report that our second quarter revenue was the highest in the company’s history, and all of it was organic in nature. We also exited the second quarter with the highest billable engineers in the company’s history. These strong results were due to strength from both existing and new customers and are commendable given the recent backdrop of the economic cycle. It is a clear testament that our efforts to stay the course and maintain laser focus on delivering value to our clients is paying off. Our stated goals around the company’s growth, profitability, and becoming a billion-revenue company remain unchanged. In many ways, our second quarter revenue growth of 4% on a sequential basis reflects the company’s differentiation.
We’ve expanded our AI capabilities considerably, and now have approximately 30 solutions and service offerings targeting Fortune 500 companies across various industries. These solutions focus on enhancing revenue and reducing costs for enterprises. On the revenue side, our solutions focus on innovative customer experiences and enhanced marketing, pricing and product decisions and on the cost side the focus is centered on efficiency improvements and better regulatory compliance. Our broad offerings position us well to positively impact the business results of our customers. I am excited about all the opportunities in the second half 2024, and I look forward to sharing all the exciting things in the next earnings call.” said Leonard Livschitz, CEO.

Second Quarter of 2024 Financial Highlights
•Total revenues were $83.0 million, an increase of 4.0% on a sequential basis and 7.4% on a year-over-year basis.
•GAAP gross profit was $29.6 million or 35.6% of revenues in the second quarter of 2024, compared to GAAP gross profit of $28.3 million or 36.6% of revenues in the second quarter of 2023. Non-GAAP gross profit was $30.1 million or 36.2% of revenues in the second quarter of 2024, compared to Non-GAAP gross profit of $28.8 million or 37.3% of revenues in the second quarter of 2023.
•GAAP net loss attributable to common stockholders was $0.8 million, or $(0.01) per share, based on 76.6 million basic weighted-average common shares outstanding in the second quarter of 2024, compared to GAAP net income of $2.6 million, or $0.03 per share, based on 75.1 million basic weighted-average common shares outstanding in the second quarter of 2023. Non-GAAP net income was $6.0 million, or $0.08 per diluted share, based on 77.9 million diluted weighted-average common shares outstanding in the second quarter of 2024, compared to Non-GAAP net income of $7.0 million, or $0.09 per diluted share, based on 76.9 million diluted weighted-average common shares outstanding in the second quarter of 2023.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income and expenses, fair value adjustments, stock-based compensation, transaction and transformation-related costs, restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $11.7 million in the second quarter of 2024 compared to Non-GAAP EBITDA of $12.0 million in the second quarter of 2023.
See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.

Cash Flow and Other Metrics
•Cash provided by operating activities was $13.9 million for the six months ended June 30, 2024, compared to $22.6 million for the six months ended June 30, 2023.
•Cash and cash equivalents totaled $256.0 million as of June 30, 2024, compared to $257.2 million as of December 31, 2023.
•Total headcount was 3,961 as of June 30, 2024, compared with 3,862 employees as of June 30, 2023.
Financial Outlook
•The Company expects revenue in the third quarter of 2024 to be in the range of $84.0 million to $86.0 million.
•Non-GAAP EBITDA in the third quarter of 2024 is expected to be between $12.3 million and $13.3 million.
•For the third quarter of 2024, we expect our basic share count to be in the 77.0 - 78.0 million range and diluted share count to be in the 79.0 - 80.0 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income/(loss) for the third quarter of 2024 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest income, taxes, other income/(expenses), fair-value adjustments, geographic reorganization expenses, restructuring expenses, transaction-related costs and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, August 1, 2024 to discuss its second quarter financial results. Investors and other interested parties can access the call in the following ways: A webcast of the video conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/.
A replay will also be available after the call at https://ir.griddynamics.com/ with the passcode $Q2@2024.
About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides a range of digital transformation consulting and implementation services that includes artificial intelligence, big data, analytics, search, cloud and DevOps. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the globe, including the U.S., Europe, the U,K,, India, Mexico and Jamaica.

To learn more about Grid Dynamics, please visit www.griddynamics.com. Follow us on Facebook, Twitter, and LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents Non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.

Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic environment and the Russian invasion of Ukraine, as well as its GigaCube strategy.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.
Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed August 1, 2024 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND
COMPREHENSIVE INCOME/(LOSS)
Unaudited
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$83,037	$77,342	$162,854	$157,422
Cost of revenues	53,474	49,037	105,626	100,542
Gross profit	29,563	28,305	57,228	56,880

Operating expenses
Engineering, research, and development	4,127	3,273	8,499	7,476
Sales and marketing	7,286	5,963	14,578	11,597
General and administrative	18,110	17,735	39,653	42,465
Total operating expenses	29,523	26,971	62,730	61,538

Income/(loss) from operations	40	1,334	(5,502)	(4,658)
Other income/(expense), net	2,665	3,008	5,190	4,690
Income/(loss) before income taxes	2,705	4,342	(312)	32
Provision for income taxes	3,522	1,715	4,453	5,375
Net income/(loss)	$(817)	$2,627	$(4,765)	$(5,343)

Foreign currency translation adjustments	(127)	1,403	(305)	1,898
Comprehensive income/(loss)	$(944)	$4,030	$(5,070)	$(3,445)

Income/(loss) per share
Basic	$(0.01)	$0.03	$(0.06)	$(0.07)
Diluted	$(0.01)	$0.03	$(0.06)	$(0.07)

Weighted average shares outstanding
Basic	76,604	75,145	76,377	74,804
Diluted	76,604	76,850	76,377	74,804

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$256,042	$257,227
Accounts receivable, net of allowance of $1,940 and $1,363 as of June 30, 2024 and December 31, 2023, respectively	50,663	49,824
Unbilled receivables	5,075	3,735
Prepaid income taxes	8,264	3,998
Prepaid expenses and other current assets	10,368	9,196
Total current assets	330,412	323,980

Property and equipment, net	13,093	11,358
Operating lease right-of-use assets, net	10,618	10,446
Intangible assets, net	24,517	26,546
Goodwill	53,868	53,868
Deferred tax assets	7,489	6,418
Other noncurrent assets	3,625	2,549
Total assets	$443,622	$435,165

Liabilities and equity
Current liabilities
Accounts payable	$2,786	$3,621
Accrued compensation and benefits	21,118	19,263
Accrued income taxes	12,076	8,828
Operating lease liabilities, current	4,443	4,235
Accrued expenses and other current liabilities	5,844	6,276
Total current liabilities	46,267	42,223

Deferred tax liabilities	3,166	3,274
Operating lease liabilities, noncurrent	5,740	6,761
Total liabilities	$55,173	$52,258

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 76,658,080 and 75,887,475 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	$8	$8
Additional paid-in capital	408,123	397,511
Accumulated deficit	(20,651)	(15,886)
Accumulated other comprehensive income/(loss)	969	1,274
Total stockholders’ equity	388,449	382,907
Total liabilities and stockholders’ equity	$443,622	$435,165

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
Unaudited
(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(4,765)	$(5,343)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,155	3,777
Operating lease right-of-use assets amortization expense	2,113	1,419
Bad debt expense	641	113
Deferred income taxes	(1,179)	(1,203)
Change in fair value of contingent consideration	—	(2,554)
Stock based compensation	18,830	20,410
Other (income)/expenses, net	(413)	45
Changes in assets and liabilities:
Accounts receivable	(1,480)	1,418
Unbilled receivables	(1,340)	(1,826)
Prepaid income taxes	(4,266)	(4,791)
Prepaid expenses and other current assets	(1,108)	(755)
Accounts payable	(844)	1,187
Accrued compensation and benefits	1,855	6,829
Operating lease liabilities	(3,098)	(1,279)
Accrued income taxes	3,248	3,116
Accrued expenses and other current liabilities	(432)	2,016
Net cash provided by operating activities	13,917	22,579
Cash flows from investing activities
Purchase of property and equipment	(5,848)	(3,753)
Acquisition of business, net of cash acquired	—	(17,830)
Other investing activities, net	(995)	—
Net cash used in investing activities	(6,843)	(21,583)
Cash flows from financing activities
Proceeds from exercises of stock options, net of shares withheld for taxes	623	(56)
Payments of tax obligations resulted from net share settlement of vested stock awards	(8,533)	(13,391)
Net cash used in financing activities	(7,910)	(13,447)
Effect of exchange rate changes on cash and cash equivalents	(349)	1,898
Net decrease in cash and cash equivalents	(1,185)	(10,553)
Cash and cash equivalents, beginning of period	257,227	256,729
Cash and cash equivalents, end of period	$256,042	$246,176

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$6,239	$8,142
Supplemental disclosure of non-cash activities
Acquisition fair value of contingent consideration issued for acquisition of business	$—	$932

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$83,037	$77,342	$162,854	$157,422
Cost of revenue	53,474	49,037	105,626	100,542
GAAP gross profit	29,563	28,305	57,228	56,880
Stock-based compensation	510	520	992	980
Non-GAAP gross profit	$30,073	$28,825	$58,220	$57,860

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net income/(loss)	$(817)	$2,627	$(4,765)	$(5,343)
Adjusted for:
Depreciation and amortization	3,241	2,132	6,155	3,777
Provision for income taxes	3,522	1,715	4,453	5,375
Stock-based compensation	7,491	7,153	18,830	20,410
Transaction and transformation-related costs(1)	213	295	667	1,083
Geographic reorganization(2)	445	531	946	1,222
Restructuring costs(3)	304	540	930	983
Other (income)/expense, net(4)	(2,665)	(3,008)	(5,190)	(4,690)
Non-GAAP EBITDA	$11,734	$11,985	$22,026	$22,817
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprises of severance charges and respective taxes, and are included in General and administrative expenses in the Company’s unaudited condensed consolidated statement of loss and comprehensive loss.
(4)Other (income)/expense, net consists primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses, potential loss contingencies as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net income/(loss)	$(817)	$2,627	$(4,765)	$(5,343)
Adjusted for:
Stock-based compensation	7,491	7,153	18,830	20,410
Transaction and transformation-related costs (1)	213	295	667	1,083
Geographic reorganization (2)	445	531	946	1,222
Restructuring costs(3)	304	540	930	983
Other (income)/expense, net(4)	(2,665)	(3,008)	(5,190)	(4,690)
Tax impact of non-GAAP adjustments(5)	1,059	(1,142)	(150)	(146)
Non-GAAP net income	$6,030	$6,996	$11,268	$13,519
Number of shares used in the GAAP diluted EPS	76,604	76,850	76,377	74,804
GAAP diluted EPS	$(0.01)	$0.03	$(0.06)	$(0.07)
Number of shares used in the non-GAAP diluted EPS	77,899	76,850	78,134	77,046
Non-GAAP diluted EPS	$0.08	$0.09	$0.14	$0.18
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprises of severance charges and respective taxes, and are included in General and administrative expenses in the Company’s unaudited condensed consolidated statement of loss and comprehensive loss.
(4)Other (income)/expense, net consists primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses, potential loss contingencies as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	(in thousands, except percentages of revenues)
Retail	$26,779	32.2%	$26,032	33.7%	$51,408	31.6%	$51,428	32.7%
Technology, Media and Telecom	23,228	28.0%	24,096	31.2%	47,261	29.0%	50,907	32.3%
Finance	12,566	15.1%	6,748	8.7%	22,809	14.0%	13,263	8.4%
CPG/Manufacturing	9,843	11.9%	10,872	14.1%	19,402	11.9%	23,518	14.9%
Healthcare and Pharma	3,158	3.8%	3,706	4.8%	6,167	3.8%	6,858	4.4%
Other	7,463	9.0%	5,888	7.5%	15,807	9.7%	11,448	7.3%
Total	$83,037	100.0%	$77,342	100.0%	$162,854	100.0%	$157,422	100.0%